EX-99.77O RULE 10F-3
Hotchkis and Wiley Funds

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:


Fund:  Hotchkis and Wiley High Yield Fund
Trade Date:  09/17/2009
Issuer:  Sonic Automotive, Inc. Convertible Senior Note
Cusip:  83545GAQ5
Shares/Par:  500
Offering Price:  $100.00
Spread as % of price:  3.00%
Cost:  $500,000
Dealer Executing Trade:  JP Morgan
% of Offering:  0.33%
Syndicate Members:  JP Morgan, BofA Merrill Lynch, Wells placeCityFargo
Securities,
Moelis & Company, Stephens Inc.


Fund:  Hotchkis and Wiley High Yield Fund
Trade Date:  10/20/2009
Issuer:  Headwaters Inc.
Cusip:  42210PAM4
Shares/Par:  500
Offering Price:  $99.067
Spread as % of price:  2.00%
Cost:  $495,335
Dealer Executing Trade:  Deutsche Bank Securities
% of Offering:  0.15%
Syndicate Members: Deutsche Bank Securities, Morgan Stanley, BofA Merrill Lynch, U.S. Bancorp Investments Inc., Canacord Adams, Stephens Inc.


Fund:  Hotchkis and Wiley High Yield Fund
Trade Date:  11/16/2009
Issuer:  Altra Holdings Inc.
Cusip:  02208RAA4
Shares/Par:  500
Offering Price:  $98.691
Spread as % of price:  2.25%
Cost:  $493,455
Dealer Executing Trade:  Jefferies & Company
% of Offering:  0.23%
Syndicate Members: Jefferies & Company, BofA Merrill Lynch, JP Morgan, KeyBanc Capital Markets, Stephens Inc.